Exhibit 23(d)

                            [SCOTT & STRINGFELLOW, INC. LETTERHEAD]

                                August 28, 1996

Lathan M. Ewers, Jr., Esquire
Hunton & Williams
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia  23219-4074

                         CONSENT OF INVESTMENT BANKERS

Gentlemen:

        We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated August 28, 1996, rendered to the Board of Directors of Hanover Bank in connection with its merger with MainStreet BankGroup Incorporated and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                            Sincerely,

                                            SCOTT & STRINGFELLOW, INC.

                                            /s/ Gary S. Penrose
                                            Gary S. Penrose
                                            Managing Director
                                            Financial Institutions Group